Exhibit 10.6

Securities Account Opening System CA Certification

Service Agreement

Date: 23rd Feb 2021

Party A: Solomon JFZ (Asia) Holdings Limited

Party B: Link Software (Hangzhou)Co., Ltd.

According to the specifications and requirements of the “Electronic Signature Law of the People's Republic of China” and “Electronic Certification Services Management Approach”, order to improve the application level and service quality of digital certificates, expand the application scope of digital certificates, and jointly promote the application of digital certificates, Party A and Party B reached the following agreement on the Securities Account Opening System of CA Certification:

1.	Content and Method of Cooperation

1.1	In order to meet the requirement of electronic certification services in the Securities Account Opening System of CA Certification, on the basis of a full assessment of market opportunities and risks, the two parties have reached an agreement that Party A and Party B will jointly develop the application of digital certificate certification business and related services.

1.2	Party A accepts the business guidance and management of Party B in the electronic certification service, and implements the "Global Digital Cybersecurity Authority CO., LTD. - Certification Practice Statement (CPS) " issued by Party B.

2.	Rights and Obligations of Party B

2.1	Party B has the relevant authorization qualifications for electronic certification services, and guarantees that the electronic certification services it provides to Party A always comply with laws, regulations and technical specifications, otherwise Party A can unilaterally terminate this agreement without paying any fees, and if Party A suffers losses as a result, Party A shall be entitled to claim the losses from Party B.

2.2	Assure the LINKAOS Securities Account Opening System of CA Certification service and operating system safely and stably, according to the actual needs of the certification service business, upgrade and transform the operating system.

2.3	Electronic certification services are carried out in accordance with the relevant provisions of the “Electronic Signature Law of the People's Republic of China”, the Ministry of Industry and Information Technology was enacted the “Electronic Certification Services Management Approach” and “Requirements for Review of Application for Electronic Certification Service License".

2.4	According to the ”Mutual Recognition of Electronic Signature Certificates issued by Hong Kong and Guangdong”, “Notice of Guangdong Provincial Economic and Information Technology Commission on the Update and Release of the Electronic Signature Certificate Mutual Recognition and Trust List (3.0) between Guangdong and Hong Kong”(2018 No. 82), Party B is one of the electronic certification service providers, has ability to provide digital certificates that comply with the technical specifications of "Mutual Recognition of Certificates” between Guangdong and Hong Kong.

2.5	Party B is responsible for reviewing the applicant information and materials submitted by the certificate user, and issuing a digital certificate containing a public key, and the private key is generated by the certificate applicant and kept by him/herself. If there are disputes, disagreements and objections between the certificate applicant and Party A due to the storage of the private key, as well as during the application and use of the certificate not caused by Party B, Party A shall be responsible for handling and bear the corresponding legal and economic responsibilities.

2.6	The personal certificate issued by Party B for the end-user of Party A can be used for user identity authentication, electronic document signing and other purposes. The document signing interface service provided by Party B to Party A is limited to signing the account opening application agreement (PDF format document). If Party A uses the document signing interface service to sign legal documents beyond the scope of this agreement, Party A shall be responsible for handling the disputes, disagreements and objections arising from the signed PDF and shall bear the corresponding legal and economic responsibilities. The service provided by Party B to Party A to download the signed account opening application agreement is limited to the certificate application materials confirmed by Party B. If Party B fails to pass the review, the signed account opening application agreement document will be deemed invalid. In the event that Party B discovers a high-risk application, Party B will take the initiative to revoke the issued digital certificate and notify Party A. At this time, Party A is obliged to notify the certificate user and any other relying parties in a timely manner.

2.7	Party B is obliged to ensure the normal and stable operation of the electronic certification service system (CA system). And in accordance with Party B's business rules, provide fair and reasonable services to all customers and certificate subscribers under the same conditions.

2.8	Party B reserves the right to improve the function, upgrade the technology and change the business process of the electronic certification service business. At the same time, according to the changes in policies and regulations, both parties may adjust the certificate fee standard through friendly negotiation. Party B is obliged to notify Party A of the above improvements and adjustments in advance in writing.

2.9	Party B shall to carry out regular and irregular audit activities on the compliance of electronic certification services, and propose reasonable rectification requirements based on the audit results. When the compliance requirements are not met, Party B should to suspend the issuance of digital certificates after notifying Party A in writing [3] days in advance.

2.10	According to revoke user certificates in accordance with national laws and regulations and business rules such as "Global Digital Cybersecurity Authority CO., LTD. - Certification Practice Statement (CPS) ".

3.	Rights and Obligations of Party A

3.1	Party A shall abide by relevant laws and regulations and management norms such as "Global Digital Cybersecurity Authority CO., LTD. - Certification Practice Statement (CPS) " in terms of business and management.

3.2	Party A must strictly and completely perform the real-name identity verification of the digital certificate applicant. Party A is obliged to provide Party B with photos, videos, logs, evidence and other materials during the real-name identity verification process of the certificate user, and shall not use customer privacy or trade secrets.

3.3	Party A shall inform the user that the certificate application information and certificate applicant's identity information provided to Party B must be obtained through normal, legal and in line with the applicant's true wishes, and must be clear, true and valid.

3.4	Party A is obliged to ensure that the certificate applicant has known and agreed before applying for the certificate “Guangdong-Hong Kong Cross-border Electronic Transaction GDCA Digital Certificate User Agreement”, and to add the process of "I voluntarily apply for a personal digital certificate issued by a digital certificate certification authority through GDCA" to ensure the applicant's willingness to apply for a digital certificate.

3.5	Party A is obliged to provide relevant data for clearly identifying the user's identity when initiating a certificate request to Party B, and use its own digital certificate to sign the certificate issuance request information sent. When necessary, Party A shall cooperate with providing audit records in accordance with legal provisions, proving that the certificate application information and certificate applicant's identity information provided by the end user to Party B must be obtained through normal, legal and in line with the applicant's wishes, and Clear, authentic and effective.

3.6	Party A must accept Party B's supervision and assessment of the safety and standardization of the business.

3.7	Party A must provide the audited information and materials to Party B in accordance with the requirements of Party B, and Party B will serve as the basis for making the certificate.

3.8	When Party B revokes the user's digital certificate in accordance with the law, Party A is obliged to notify the certificate user and relevant relying parties in a timely manner.

3.9	When necessary, Party A is obliged to ensure that users make rectifications in accordance with Party B's business compliance requirements, including changes in business rules, transformation and upgrade of business systems, etc., until compliance requirements are fully met.

3.10	Party A could be requiring Party B to conduct comprehensive and systematic business training for relevant personnel of Party A according to business requirements.

4.	Charge Method

Party A shall pay relevant fees to Party B in accordance with the requirements of Article 5 of this Agreement and the business data and settlement standards confirmed by both parties.

5.	Settlement Standards and Methods

5.1	Settlement Standards

5.2	Clearing Form

■	Settlement Data

The settlement shall be based on the statistical data of Party B's digital certificate business system. Party A has the right to question the data, and has the right to ask Party B to cooperate with the verification within [3] days after receiving the challenge. doubts and objections. If Party A raises a question, the settlement shall be based on the final verification results of both parties.

■	Clearing Form

The business settlement of both parties adopts quarterly settlement. First 7 working days on January, April, July, and October (postponed on holidays), Party B will count the actual digital certificate business volume and send it to Party A by email. Party, Party A shall pay the amount payable calculated according to the settlement standard to Party B before the 15th of the next month.

Party B shall issue an equal value-added tax invoice to Party A within 5 working days after receiving the settlement payment.

The Payee's information of Party A:

Name:

Taxpayer Identification Number (TIN):

Address:

Telephone:

Bank of Deposit:

Bank Account:

The Beneficiary’s information of Party B:

Name: Link Software (Hangzhou)Co., Ltd.

Taxpayer Identification Number (TIN):

Address: Room 2101, Building 4, Oumei Financial City, Cangqian Street, Yuhang District, Hangzhou City, Zhejiang

Telephone:

Bank of Deposit:

Bank Account:

Party B shall guarantee the authenticity, accuracy and validity of the aforementioned designated collection account information, and shall notify Party A in writing [3] days in advance if there is any change, otherwise Party B shall bear all adverse consequences arising therefrom.

6.	Privacy Policy

6.1	Both Party A and Party B are obliged to keep confidential the personal privacy information and certification materials of digital certificate applicants.

6.2	In the process of cooperation between the two parties, one party obtains from the other party (the "disclosure party") the disclosure party develops, creates, discovers, or is known to the disclosure party, or transfers to the disclosure party, the disclosure party Proprietary information that has commercial value and is not known to the public, including but not limited to trade secrets, computer programs, design techniques, ideas, know-how, processes, data, business and product development plans, and the disclosure rights The customer information and other information related to the business of the party, or the confidential information received by the party with the right to disclose from the other party, is owned by the party with the right to disclose the information. Without the prior written consent of the party with the right to disclose the information, the other party will keep any proprietary information confidential. Do not use or disclose such proprietary information to any person or entity, except as required for the normal performance of the obligations hereunder.

6.3	Party A and Party B are responsible for keeping confidential the specific content of this cooperation and this agreement. Without the prior written consent of one party, the other party shall not disclose the cooperation between the two parties and the specific content of this agreement to any third party.

6.4	Under the following circumstances, the parties to this agreement may disclose confidential information without being restricted by the confidentiality clause:

(1)	Laws, administrative regulations and other laws and regulations;

(2)	Requirements of government agencies, public security agencies, supervisory agencies, securities regulatory agencies, stock exchanges or industry authorities and other government departments;

(3)	Disclosing information to employees of one party as necessary to perform the agreement;

7.	Liability for breach of contract

7.1	If one party violates this agreement and makes this agreement impossible to perform, the other party has the right to terminate the agreement;

7.2	If Party A’s breach of contract causes adverse social impact or economic loss to Party B, Party B has the right to pursue Party A’s responsibility, request Party A to eliminate the impact, make corresponding economic compensation, and have the right to terminate the agreement.

7.3	If Party B’s breach of contract causes adverse social impact or economic loss to Party A, Party A has the right to pursue Party B’s responsibility, require Party B to eliminate the impact, make corresponding economic compensation, and have the right to terminate the agreement.

7.4	Except for force majeure factors, Party A shall not delay the payment to Party B without reason. Party A shall pay Party B a liquidated damage of 0.3% of the payable amount for every day overdue. Party B has the right to unilaterally propose to terminate this agreement after 30 days overdue. Party A shall bear the economic losses caused to Party B.

8.	Term of Agreement and Termination of Agreement

8.1	This agreement will come into effect after being signed and sealed by both parties, and the agreement will be valid until December 31, 2022. After the agreement expires, if there is no termination or objection between the two parties, the agreement will be automatically renewed for 1 year.

8.2	If the relevant provisions of this agreement cannot be implemented due to force majeure, natural disasters and other events, one party shall not be liable for any losses suffered by the other party. In the event of the above-mentioned force majeure event, the two parties can negotiate to decide whether to continue to perform this agreement. "Force majeure" refers to unforeseen, unavoidable and insurmountable objective circumstances, including but not limited to: (1) Natural phenomena or natural disasters, including earthquakes, volcanic eruptions, landslides, mudslides, avalanches, floods, tsunamis, typhoons, etc. Natural phenomena; (2) Social phenomena, social abnormal events or government actions, including new policies, laws and administrative regulations issued by the government, or social abnormal events such as wars, strikes, and riots; (3) Changes in national policies and regulations lead to project Unable to continue the implementation; (4) The certification authority is revoked by the national competent authority to carry out electronic certification services.

8.3	Due to changes in national government affairs and regulations, there are new implementation standards for the use of this agreement, and the two parties will sign a supplementary agreement.

8.4	If this agreement cannot be enforced due to changes in national policies and regulations, the national policies and regulations shall prevail, and the unenforceable clauses in this agreement that do not comply with the revised national policies and regulations shall be terminated at the same time.

8.5	This agreement is made in two (2) copies, and Party A and Party B each hold one (1) copy, which have the same legal effect. Matters not covered in this agreement shall be settled by both parties through negotiation or signing a supplementary agreement. If the negotiation fails, either party has the right to file a lawsuit with the competent court where Party B is located.

8.6	All terms of this contract shall be governed and interpreted by the laws of China (for the purpose of this contract, excluding the laws of Hong Kong, Macau, and Taiwan).

Party A Signature:	Party B Signature:

Date: 23rd Feb 2021	Date: 23rd Feb 2021
Solomon JFZ (Asia) Holdings Limited	Link Software (Hangzhou)Co.,Ltd.
Address: Room 1910-12A, Tower 3,	Address: Room 2101, Building 4,
China Hong Kong City 33 Canton Rd,	Oumei Financial City, Cangqian
Tsim Sha Tsui, HK	Street, Yuhang District, Hangzhou City, Zhejiang
Phone No.:	Phone No.: